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Exhibit 10.41

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT dated as of September 25, 2007 ("Security Agreement"), is made by LOCAL MATTERS, INC., a Delaware corporation formerly known as Aptas, Inc. ("Grantor"), in favor of YP WEB PARTNERS, LLC, a Louisiana limited liability company ("Secured Party").

RECITALS

        Pursuant to that certain Asset Purchase Agreement dated as of March 31, 2005 (as the same may be amended, modified or supplemented from time to time, the "Purchase Agreement") among Grantor, Secured Party, YPSolutions.com, Inc., a Nevada corporation, and The Hammack-Jones Group, LLC, a Louisiana limited liability company (collectively, the "Members"), Grantor purchased from Secured Party the Assets (as defined in the Purchase Agreement). At the Closing (as defined in the Purchase Agreement) the Grantor paid to Secured Party, in cash, a total of $10,000,000, and issued to Secured Party a promissory note in the original face amount of $10,000,000, which amount was subsequently reduced to approximately $6,145,000, subject to conversion, adjustment and offset upon the terms thereof, substantially in the form attached to the Purchase Agreement as Exhibit B, which promissory note, as previously amended, has been restated pursuant to the Secured Promissory Note dated June 29, 2007 by Grantor to Secured Party in the principal amount of $3,233,361.65 (as it may from time to time be amended, modified, supplemented, restated, extended or renewed, the "Consideration Note"). At the Closing Grantor also assumed the Assumed Liabilities (as defined in the Purchase Agreement) by delivering to the Secured Party an Assumption Agreement in substantially the form of Exhibit C to the Purchase Agreement. As partial consideration for the Secured Party's agreement to accept the Consideration Note, the Grantor desires to grant additional liens on additional collateral in favor of the Secured Party pursuant to the terms hereof.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

        1.     DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "Accounts" shall have the meaning set forth in the UCC.

        "Assets" has the meaning ascribed to such term in the Purchase Agreement.

        "Closing Date" has the meaning ascribed to such term in the Purchase Agreement.

        "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

        "Contracts" means any contracts now or hereafter entered into by the Grantor relating to the Grantor's "List Boss," "Page Boss" and "City Boss" products, as the same have been or may from time to time be updated or modified.

        "Event of Default" means any "Event of Default" as defined in the Consideration Note.

        "Disclosure Schedule" shall mean the Disclosure Schedule as defined in and attached to the Purchase Agreement.

        "Intellectual Property" means algorithms, APIs, apparatus, IP cores, net lists, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

        "Intellectual Property Rights" means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Permitted Lien" means: (a) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (b) the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business, either not delinquent or being contested in good faith by appropriate proceedings; (c) licenses or sublicenses granted to others in the ordinary course of Grantor's business; (d) any right, title or interest of a licensor under a license; (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (f) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature (but not securing debt for borrowed money or the deferred purchase price of property), in each case in the ordinary course of business; and (g) Liens arising from judgments, decrees or attachments that have been stayed or bonded within fifteen (15) days after notice thereof.

        "Secured Obligations" means the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Consideration Note.

        "Security Agreement" means this Security Agreement and all Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated.

        "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Colorado; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term "UCC" shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        2.     GRANT OF SECURITY INTEREST; RIGHTS OF SECURED PARTY. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a first-priority continuing security interest in and to all of Grantor's right, title and interest in and to the following properties and assets, in each case whether now or hereafter existing, whether tangible or intangible, or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

          (a)   All updates, upgrades and improvements that have been made to the Intellectual Property since April 14, 2005, or may hereafter be made thereto, including without limitation the updates, upgrades and improvements to the Grantor's "List Boss," "Page Boss" and "City Boss" products, and the related Intellectual Property Rights and goodwill to any of the foregoing, but excluding (i) updates, upgrades and improvements solely related to the integration of the foregoing items with the products and services of Grantor and (ii) for purposes of clarity, any Intellectual Property of Grantor;

          (b)   All rights of Grantor under any Contract (other than Accounts under such Contracts, although such exclusion does not apply to Accounts covered under Section 2(d) below);

          (c)   All claims and causes of action of Grantor against other persons (regardless of whether or not such claims and causes of action have been asserted by Grantor), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Grantor (regardless of whether such rights are currently exercisable), in each case arising from or relating to any other Collateral, but excluding all claims and causes of action of Grantor under the Asset Purchase Agreement against any Secured Party or the Members;

          (d)   All Accounts related to Contracts entered into as of the date hereof or at any time in the future by the Grantor relating to the Secured Party's "BOSS" product line as to which R.H. Donnelley Publishing & Advertising, Inc. or its affiliates is a counterparty;

          (e)   All books, records, files and data of Grantor relating to any other Collateral; and

          (f)    All proceeds and products of all of the foregoing.

Grantor shall mark its books and records as may be necessary or appropriate to evidence Secured Party's security interest in the Collateral.

        Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include: any Account or General Intangible in which Grantor has any right, title or interest if and to the extent such Account or General Intangible includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account or General Intangible to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account or General Intangible or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account or General Intangible as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect any Secured Party's unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Account or General Intangible and in any such monies and other proceeds of such Account or General Intangible.

        Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Secured Party shall not have any obligation or liability under such Contract by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any such Contract pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        Secured Party authorizes Grantor to collect its Accounts that constitute Collateral. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

        Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, notify account debtors on Accounts that constitute Collateral and parties to the Contracts of Grantor that such Accounts and the right, title and interest of Grantor in and under such Contracts have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the occurrence and during the continuance of any Event of Default, upon the request of Secured Party, Grantor shall so notify any such account debtors or any such parties to such Contracts. Upon the occurrence and during the continuance of any Event of Default, Secured Party may communicate with such account debtors and any such parties to such Contracts to verify with such account debtors and parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts or Contracts.

        3.     REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

          (a)   Upon the execution of this Agreement, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder free and clear of any Lien or other right, title or interest of any person, except Permitted Liens.

          (b)   Grantor has full power, authority and legal right to grant to Secured Party a security interest in the Collateral pursuant to this Security Agreement, and the execution and delivery of this Security Agreement has been duly authorized by Grantor.

          (c)   No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant by Grantor to Secured Party of a security interest in the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by Grantor except such as have been obtained and are in full force and effect and for filings to be made in connection with perfection of the Liens hereunder.

          (d)   No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except for Permitted Liens.

          (e)   Except for Permitted Liens, this Security Agreement creates a legal and valid first-priority continuing security interest on and in all of the existing Collateral in which Grantor now has rights.

  Except for Permitted Liens, this Security Agreement will create a legal and valid first-priority continuing security interest on and in all of the Collateral in which Grantor later acquires rights.

          (f)    Grantor's exact legal name as it appears in its certificate of incorporation, as amended, is Local Matters, Inc. Grantor's taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof.

          (g)   Exhibit A attached hereto sets forth, as of the date of this Security Agreement, a true, complete and correct listing of all agreements to which the Grantor is a party pursuant to which any Accounts exist or could arise and that are Collateral hereunder.

        4.     COVENANTS. Unless Secured Party otherwise consents in writing (which consent shall not be unreasonably withheld), Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          4.1   Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, other than the granting of licenses in the ordinary course of business, although Grantor acknowledges and agrees that the proceeds thereof and its rights to proceeds thereof are Collateral.

          4.2   Change of Jurisdiction of Organization, Relocation of Business and Other Matters. Grantor shall not change its name, corporate structure or jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to Secured Party pursuant to Section 3(f) above without at least thirty (30) days prior written notice to Secured Party.

          4.3   Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement.

          4.4   Insurance. Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

          4.5   Payment of Taxes. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

          4.6   Further Assurances. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, and (b) at Secured Party's reasonable request, filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office or the United States Copyright Office.

        5.     RIGHTS AND REMEDIES UPON DEFAULT; SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT; PERFORMANCE BY SECURED PARTY.

          5.1   If any Event of Default shall occur and be continuing, then, in each and every such case, Secured Party may, at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party's option: (a) take possession or control of, license, sell or otherwise dispose of, all or any part of the Collateral; (b) take any other action which Secured Party deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (c) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Secured Party under any other provisions of this Security Agreement, the Purchase Agreement, the Consideration Note, or as provided by applicable law including, without limitation, the Uniform Commercial Code. In taking possession of the Collateral, Secured Party may enter Grantor's premises and otherwise proceed without legal process, if this can be done without breach of the peace, and also may require Grantor to, and Grantor agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. Prior to the disposition of the Collateral, the Secured Party may store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate. Secured Party may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Each purchaser at any such sale shall hold the property sold absolutely free of any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. Secured Party shall have the right (but not the obligation) to bring suit, in the name of Grantor, Secured Party or otherwise, to enforce any Intellectual Property Rights or Accounts constituting part of the Collateral, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute and any documents required by Secured Party in aid of such enforcement. Upon written demand from Secured Party, Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property, Contracts or Accounts constituting part of the Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Security Agreement, but such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, such Intellectual Property, Contracts or Accounts.

          5.2   In addition to the foregoing set forth in Section 5.1:

            (a)   Subject to Section 5.2(b) below, Grantor hereby irrevocably constitutes and appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Party's discretion, for the purpose of carrying out the terms of this Security

    Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

              (i)    to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

              (ii)   to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not Grantor;

              (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts that constitute Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Party may deem appropriate, (7) license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in Secured Party's discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes; and

              (iv)  to do, at Secured Party's option and Grantor's expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          (b)   Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, they shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 5.2. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5.2 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

          (c)   If Grantor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall perform or comply,

  or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys' fees and costs, of Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the principal of the Consideration Note, shall be payable by Grantor to Secured Party within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

          6.     REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        7.     MISCELLANEOUS.

          7.1   Waivers; Modifications. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

          7.2   Termination of this Security Agreement. Subject to Section 6 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          7.3   Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the Secured Obligations and their respective successors and assigns.

          7.4   Expenses. Grantor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may actually incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral; (b) the exercise or enforcement of any of the rights of Secured Party hereunder; and (c) the failure by Grantor to perform or observe any of the provisions hereof.

          7.5   Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR		LOCAL MATTERS, INC., a Delaware corporation formerly known as Aptas, Inc., as Grantor
1221 Auraria Parkway Denver, CO 80204
		By:	/s/ CURTIS FLETCHER
Printed Name: Curtis Fletcher
Title: CFO
TAXPAYER IDENTIFICATION NUMBER OF GRANTOR		JURISDICTION OF ORGANIZATION OF GRANTOR
Delaware
ACCEPTED AND ACKNOWLEDGED BY:
YP WEB PARTNERS, LLC, a Louisiana limited liability company, as Secured Party
By:	/s/ DONALD F. JONES
Printed Name: Donald F. Jones
Title: President

Exhibit A

[See Section 3(g).]

1.
RHD BOSS Internet Services Agreement signed on June 18, 2003.

2.
Revised Pricing Spreadsheet—effective April 16, 2004.

3.
RHD—LMI Agreement for ChicagoB2B.com Enhancements signed December 11, 2006.

4.
RHD—Scope of Work for Chicago B2B Redesign Phase I signed July 31, 2007.

5.
RHD—Scope of Work for Chicago B2B Redesign Phase II signed on July 31, 2007.

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  Exhibit 10.41
SECURITY AGREEMENT